INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees
The Community Reinvestment Act Qualified Investment Fund:

We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 5, 2002 relating to the financial statements and financial highlights of The Community Reinvestment Act Qualified Investment Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information in such Registration Statement.


                                        /s/ KPMG LLP


Philadelphia, Pennsylvania
September 26, 2003